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                                EXHIBIT 3.1(i)


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                 FVC.COM, INC.
                            a Delaware Corporation

                                     INTO

                           FIRST VIRTUAL CORPORATION
                            a Delaware Corporation
______________________________________________________________________________

                        Pursuant to Section 253 of the
                General Corporation Law of the State of Delware
______________________________________________________________________________


     First Virtual Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That this corporation owns all of the outstanding shares of
FVC.COM, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     SECOND:   That this corporation, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on the 28th day of July, 1998, determined to merge FVC.COM, Inc. into itself on the terms and conditions set forth in such resolutions:

               RESOLVED, that FVC.COM, Inc. be merged with and into the Corporation and that the Corporation be the surviving corporation in such merger;

               FURTHER RESOLVED, that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

               FURTHER RESOLVED, that upon the effectiveness of the merger, the Corporation shall assume all of the liabilities and obligations of FVC.COM, Inc.; and

               FURTHER RESOLVED, that upon the effectiveness of the merger, the name of the Corporation shall be changed to "FVC.COM, Inc." and


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          Article I of the Amended and Restated Certificate of
          Incorporation of the Corporation shall be amended to read as follows:

               "I:  The name of the corporation is:

                                FVC.COM, Inc."

     IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of the surviving Corporation, First Virtual Corporation, and attested to by its officers thereunto duly authorized.


Dated as of July 31, 1998

                                   FIRST VIRTUAL CORPORATION



                                   By: /s/ James O. Mitchell
                                      ---------------------
                                      James O. Mitchell
                                      Vice President and Chief
                                      Financial Officer


ATTEST:



By: /s/ Lee F. Benton
   ------------------
   Lee F. Benton,
   Secretary


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